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                                                                     Exhibit (j)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
  Nationwide Investing Foundation III:

We consent to use of our report dated December 11, 1998 for the Nationwide Investing Foundation III as incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Other Services for all the Funds" in the Statement of Additional Information included herein.

                                                       KPMG LLP

Columbus, Ohio
February 24, 1999